UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2008

RSC Holdings Inc.
RSC Holdings III, LLC
RSC Equipment Rental, Inc.
(Exact name of registrant as specified in its charter)

Delaware Delaware Arizona	001-33485 333-144625-01 333-144625	22-1669012 41-2218971 86-0933835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6929 E. Greenway Parkway, Suite 200 Scottsdale, Arizona	85254
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 905-3300

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual Incentive Plan

On March 28, 2008, the Compensation Committee of the Board of Directors of RSC Holdings Inc. (the “Compensation Committee”) selected the business criteria set forth below pursuant to the RSC Holdings Inc. Annual Incentive Plan (the “Annual Incentive Plan”) for determining the amount of cash bonuses to be awarded to our named executive officers for the year ending December 31, 2008 under the Annual Incentive Plan. The Annual Incentive Plan is intended to encourage superior performance and to assist us in attracting, retaining and motivating key personnel, and provides for annual cash bonuses for eligible employees, including our executive officers. The Compensation Committee, which administers the Annual Incentive Plan, determines the employees eligible to participate in the Annual Incentive Plan in a particular year, as well as the particular performance targets for such year and the range of possible payouts under the Annual Incentive Plan depending on how actual results compare with the applicable performance targets. In addition, the Compensation Committee may provide for a greater or lesser annual cash bonus in its sole discretion.

The following named executive officers are eligible to earn bonuses under the Annual Incentive Plan:

•	Erik Olsson, Chief Executive Officer;

•	David Mathieson, Senior Vice President and Chief Financial Officer;

•	Kevin Groman, Senior Vice President, General Counsel and Corporate Secretary;

•	Homer Graham, Senior Vice President of Operations;

•	David Ledlow, Senior Vice President of Operations; and

•	such other officers as determined by the Compensation Committee.

The payment of bonuses under the Annual Incentive Plan for 2008 will be based on our achievement of objective performance goals measured by the following business criteria:

•	earnings before interest, taxes, depreciation, and amortization (“EBITDA”);

•	net capital expenditures; and

•	specific performance objectives.

EBITDA is defined as consolidated net income before net interest expense, income taxes, and depreciation and amortization. Net capital expenditures is defined as purchase of rental equipment, purchase of property and equipment (including property and equipment acquired under capitalized lease obligations) less proceeds from sales of rental equipment and proceeds from sale of property and equipment.

All three performance goals are subject to the following adjustments: (a) any incremental EBITDA impact resulting from acquisitions or extraordinary events during the year will be excluded; (b) any incremental net capital expenditure impact resulting from acquisitions or extraordinary events during the year will be excluded; and (c) specific performance objectives will be determined at the beginning of 2008, and only modified with exceptions, all such discretion of such payout will be at the determination/discretion of the Compensation Committee. The Compensation Committee has established a performance gate of a minimum amount of EBITDA which must be achieved before there is any payout under either the net capital expenditures goal or specific performance objectives.

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The Compensation Committee established the following weightings and threshold, target and maximum payout amounts for the performance goals. Payout amounts are based upon the base salary of the executive officer for the year ending December 31, 2008. For each performance goal: Payout = Base Salary x (Weighting x Percentage Achievement).

		Achievement
Performance Goals	Weighting	Threshold	Target	Maximum(1)
EBITDA	50%	37.5%	75%	150%/200%
Net capital expenditures	35%	37.5%	75%	150%/200%
Specific performance objectives	15%	37.5%	75%	150%/200%

(1)	The maximum achievement for our chief executive officer is 200%. The maximum achievement for all other executive officers is 150%.

A copy of the Annual Incentive Plan was previously filed as Exhibit 10.9 to the Registration Statement on Form S-1/A of RSC Holdings Inc., dated April 18, 2007, (File No. 333-140644), and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RSC Holdings Inc.
RSC Holdings III, LLC
RSC Equipment Rental, Inc.

By:  /s/ Kevin J. Groman
Kevin J. Groman
Senior Vice President, General Counsel, and
Corporate Secretary

Dated: April 3, 2008

3.